BALANCED FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/06/03	Boeing Co.

Par Amount       Price         Amount
25,000   	 $99.46 	$24,865

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.45       N/A 	 0.00%	           0.45%

Broker
First Boston Brokerage Co.

Underwriters of Boeing Co.

Underwriters                                Principal Amount
Credit Suisse First Boston Corp.	       $140,000,000
Deutsche Bank Securities, Inc.			140,000,000
J.P. Morgan Securities, Inc.                    140,000,000
Banc of America Securities LLC			 10,200,000
Banc One Capital Markets                         10,200,000
Barclays Capital				 10,200,000
BNP Paribas					 10,200,000
Credit Lyonnais Securities 			 10,200,000
Merrill Lynch & Co.                              10,200,000
Morgan Stanley                                   10,200,000
Salomon Smith Barney				 10,200,000
UBS Warburg                                      10,200,000
Wachovia Securities, Inc.                        10,200,000
ABN AMRO, Inc.                                    5,200,000
Bayerische Landesbank (US)                        5,200,000
BBVA Securities, Inc.                             5,200,000
BNY Capital Markets                               5,200,000
Daiwa Securities SMBC                             5,200,000
McDonald Investments, Inc.                        5,200,000
Mitsubishi Trust International                    5,200,000
Mizuho International PLC                          5,200,000
PNC Capital Markets                               5,200,000
RBC Dominion Securities                           5,200,000
Royal Bank of Scotland PLC                        5,200,000
SG Cowen Securities Corp.                         5,200,000
Standard Chartered Bank                           5,200,000
Tokyo-Mitsubishi International PLC                5,200,000
US Bancorp Piper Jaffray                          5,200,000
Total					       $600,000,000



The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/06/03	Goldman Sachs Group, Inc.

Par Amount        Price         Amount
20,000  	 $100.00	$20,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.875      N/A 	 0.00%	           0.15%

Broker
Goldman Sachs and Co.

Underwriters of Goldman Sachs Group, Inc.

Underwriters                             Principal Amount
Goldman Sachs and Co.                    $1,600,000,000
ABN AMRO, Inc.                               16,000,000
Banc of America Securities LLC		     16,000,000
Banc One Capital Markets                     16,000,000
Banco Santander Central Hispano, S.A.        16,000,000
Bank Brussels Lambert S.A.                   16,000,000
BNP Paribas                                  16,000,000
BNY Capital Markets, Inc.                    16,000,000
Commerzbank Capital Markets Corp.            16,000,000
Credit Agricole Indosuez   		     16,000,000
Credit Lyonnais Securities 	             16,000,000
Daiwa Securities SMBC                        16,000,000
Danske Bank Securities, Inc.                 16,000,000
Deutsche Bank Securites, Inc.                16,000,000
DZ Bank AG                                   16,000,000
Fleet Securities, Inc.                       16,000,000
Edward D. Jones & Co.                        16,000,000
J.P. Morgan Securities, Inc.                 16,000,000
Loop Capital Markets, LLC                    16,000,000
McDonald Investments, Inc.                   16,000,000
Ormes Capital Markets, Inc.                  16,000,000
Salomon Smith Barney		             16,000,000
Suntrust Capital Markets, Inc.               16,000,000
The Royal Bank of Scotland PLC               16,000,000
Tokyo-Mitsubishi International PLC           16,000,000
Wachovia Securities, Inc.                    16,000,000
Total                                    $2,000,000,000



The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/06/03	TXU Energy Co.

Par Amount        Price         Amount
25,000  	 $100.00	$25,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.65       N/A 	 0.00%	           2.84%

Broker
Lehman Brothers Inc. - New York

Underwriters of TXU Energy Co.

Underwriters*          	                 Principal Amount*
                                           $1,000,000,000

*Principal amount of underwriters were not available at time of filing.